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              TERM SHEET--CONVERTIBLE PERPETUAL PREFERRED OFFERING
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Issuer..............................    Simon Property Group, Inc. / Simon Property Group, L.P.
Gross Proceeds......................    [$935 million]
Maturity............................    Perpetual
Dividends...........................    6.00%, payable quarterly in arrears. Dividends are cumulative from the date of initial issue
Liquidation Preference..............    $50 per share of preferred stock
Strike Price........................    Initially equal to $63.86 (25% conversion premium)
Ranking ............................    The Convertible Preferred Stock will rank senior to Issuer common stock, and on parity with other outstanding shares of Issuer Preferred Stock, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up
Expected Ratings....................    [Baa3/BBB-]
Contingent Conversion Rights........    Conditions for Conversion are:
                                        |X| Contingent Conversion Trigger initially equal to $79.83 (125% of the conversion price per share).  Investors can only convert if the stock reaches
                                            125% of the conversion price for 20 trading days in the 30 trading day period ending on the trading day prior to the day of surrender, or
                                        |X| If the issuer calls the securities for redemption.
Redemption of the Security at the
Issuer's Option.....................    Not redeemable prior to [       ], 2009. On or after [      ], 2009, if the sale
                                        price of Issuer common stock has exceeded 130% of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption, the securities may be redeemed at the option of the Issuer, in whole or from time to time in part, at 100% of the liquidation preference per share, plus accrued and unpaid dividends, if any, to the redemption date
Redemption of the Security at the
Holder's Option.....................    Preferred shares will not be redeemable at the holder's option
Repurchase at option of holder upon a
Change of Control...................    In the event of a Change of Control, investors have the right to redeem the securities at liquidation preference level plus accrued and unpaid dividends
Conversion Rate Adjustment .........    Standard conversion rate adjustment including adjustment for any cash distributions in excess of $0.65 per quarter ("dividend threshold amount")
Voting Rights.......................    Holders generally will have no voting rights. However, if dividends are not paid for six or more quarterly periods (whether or not consecutive), the holders of the securities (voting together as a single class with holders of all other shares of any class or series of stock ranking on a parity which are entitled to similar voting rights) will be entitled to elect two additional directors to serve on the
                                        Issuer's Board of Directors until such dividend arrearage is eliminated. In addition, the affirmative vote of the holders of at least two-thirds of the securities is required for Issuer to authorize, create or increase capital stock ranking senior to the securities or to amend Issuer's certificate of incorporation in a manner that materially and adversely affects the rights of the holders of the securities
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